UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2009

DELTA PETROLEUM
CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-16203	84-1060803
(State or other jurisdiction of	(Commission	(I. R. S. Employer
incorporation or organization)	File Number)	Identification Number)

370 17 th Street
Suite 4300
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     Attached hereto as Exhibit 23.1 is an amended consent of KPMG LLP related to the incorporation by reference of its reports contained in the Form 8-K filed by Delta Petroleum Corporation on May 6, 2009.

     Attached hereto as Exhibit 23.2 is the consent of Ralph E. Davis Associates, Inc. related to the use of its name and the information regarding its review of the reserve estimates of Delta Petroleum Corporation contained in the Form 8-K filed by Delta Petroleum Corporation on May 6, 2009.

     This amendment to the original Form 8-K filed on May 6, 2009 corrects the listing of active filings of the Company which were updated by this Form 8-K which inadvertently omitted references to a Form S-8 registration statement (Registration No. 333 -151958) of Delta Petroleum Corporation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
12.1	Computation of Ratio of Earnings to Fixed Charges (1)
23.1	Consent of KPMG LLP (2)
23.2	Consent of Ralph E. Davis Associates, Inc. (2)
99.1	Selected Financial Data, Management Discussion and Analysis of Financial Condition and Results of Operations, and Consolidated Financial Statements of Delta Petroleum Corporation (1)
(1)	Previously filed.
(2)	Filed herewith electronically.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2009

Delta Petroleum Corporation

By: /s/ Stanley F. Freedman Stanley F. Freedman Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.
Description
23.1	Consent of KPMG LLP
23.2	Consent of Ralph E. Davis Associates, Inc.